                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                       15(d) of The Securities Act of 1934

       Date of Report (Date of earliest event reported): November 12, 2004

                              QUALMARK CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)

    Denver                       333-90138                     84-1232688
--------------------------------------------------------------------------------
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
                               incorporation)

                     4580 FLORENCE STREET, DENVER, CO 80016
                     --------------------------------------
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (303) 254-8800

              (Former name or former address, if changed since last
                                    report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2004 (the "Initial 8-K"), on November 12, 2004, QualMark Corporation (the "Registrant", or the "Company") signed a definitive agreement (the "Agreement") to acquire substantially all the operating assets, subject to certain liabilities, of ACG Dynamics, Inc. ("ACG"), the effectiveness of which was subject to the completion of certain final closing documents and other customary pre-closing conditions. On November 15, 2004, the Company closed the acquisition of ACG.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the attached financial statements were omitted from the disclosure contained in the Initial 8-K. Attached hereto are the audited financial statements of ACG Dynamics, Inc. as of September 30, 2004 and for the years ended September 30, 2004 and 2003.

      (b)   PRO-FORMA FINANCIAL INFORMATION.

      Pursuant to paragraph (b)(2) of Item 7 of Form 8-K, the following pro forma financial information was omitted from the disclosures contained in the Initial 8-K. Attached hereto are the unaudited pro forma condensed consolidated balance sheet as of September 30, 2004, the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004, reflecting the acquisition of ACG Dynamics, Inc., and including the notes to the unaudited pro forma financial statements.

      (c)   EXHIBITS

      Exhibit Number                        Exhibit

      None

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                               ACG DYNAMICS, INC.

                     YEARS ENDED SEPTEMBER 30, 2004 AND 2003

                                    CONTENTS

Report of Independent Registered Public Accounting Firm                        4

Financial statements (as restated):

    Balance sheet                                                              5

    Statements of operations                                                   6

    Statements of changes in shareholders' equity                              7

    Statements of cash flows                                                   8

    Notes to financial statements                                           9-16

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
ACG Dynamics, Inc.

We have audited the accompanying balance sheet of ACG Dynamics, Inc. as of September 30, 2004, and the related statements of operations, changes in shareholders' equity and cash flows for the years ended September 30, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ACG Dynamics, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 7 to the financial statements, on November 15, 2004, the Company sold substantially all of its operating assets, subject to certain liabilities, to an unrelated entity.

As discussed in Note 8 to the financial statements, the Company restated its financial statements as of September 30, 2004 and for the years ended September 30, 2004 and 2003.

/S/ GHP HORWATH, P.C.

Denver, Colorado
January 14, 2005

                               ACG DYNAMICS, INC.

                                  BALANCE SHEET

                               SEPTEMBER 30, 2004
                              (AS RESTATED, NOTE 8)

                                                ASSETS

Current assets:
   Cash and cash equivalents                                                              $   268,794
   Trade accounts receivable, net of allowance for doubtful accounts of $5,000                356,845
   Inventory                                                                                  245,970
   Prepaid expenses                                                                             9,377
                                                                                          -----------

      Total current assets                                                                    880,986
                                                                                          -----------

Property and equipment, net                                                                   456,243
Other assets                                                                                    5,462
                                                                                          -----------

                                                                                              461,705
                                                                                          -----------

                                                                                          $ 1,342,691
                                                                                          ===========

                                 LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of notes payable and other long-term obligations                       $   173,798
   Accounts payable                                                                           160,102
   Accrued expenses                                                                            68,843
   Customer deposits and deferred revenue                                                      76,665
                                                                                          -----------

      Total current liabilities                                                               479,408

Notes payable and other long-term obligations, net of current portion                         242,296
                                                                                          -----------

      Total liabilities                                                                       721,704
                                                                                          -----------
Commitments and contingencies

Shareholders' equity:
   Common stock, no par value; 20,000 shares authorized;
     1,000 shares issued and outstanding                                                       50,002
   Retained earnings                                                                          570,985
                                                                                          -----------

      Total shareholders' equity                                                              620,987
                                                                                          -----------

                                                                                          $ 1,342,691
                                                                                          ===========

                       See notes to financial statements.

                               ACG DYNAMICS, INC.

                            STATEMENTS OF OPERATIONS

                     YEARS ENDED SEPTEMBER 30, 2004 AND 2003
                              (AS RESTATED, NOTE 8)

                                                                2004                2003
                                                             -----------        ------------
Net revenues                                                 $ 2,565,521        $  2,119,559

Cost of sales                                                  1,797,855           1,296,218
                                                             -----------        ------------

   Gross profit                                                  767,666             823,341

Selling, general and administrative expenses                     365,612             377,117
                                                             -----------        ------------

Income from operations                                           402,054             446,224
                                                             -----------        ------------

Other income (expense):

   Interest income                                                 2,212               3,252
   Interest expense                                              (27,519)            (16,519)
   Other income                                                    5,266               2,225
                                                             -----------        ------------

                                                                 (20,041)            (11,042)
                                                             -----------        ------------

Net income                                                   $   382,013        $    435,182
                                                             ===========        ============

                       See notes to financial statements.

                               ACG DYNAMICS, INC.

                  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                     YEARS ENDED SEPTEMBER 30, 2004 AND 2003
                              (AS RESTATED, NOTE 8)

                                                     Common stock
                                               -------------------------       Retained
                                               Shares           Amount     earnings (deficit)    Total
                                               ------        -----------   ------------------  ----------
Balances at October 1, 2002                     1,000        $    50,002       $    (195)      $   49,807

Net income                                                                       435,182          435,182
                                                -----        -----------       ---------       ----------

Balances at September 30, 2003                  1,000             50,002         434,987          484,989

Dividends                                                                       (246,015)        (246,015)

Net income                                                                       382,013          382,013
                                                -----        -----------       ---------       ----------

Balances at September 30, 2004                  1,000        $    50,002       $ 570,985       $  620,987
                                                =====        ===========       =========       ==========


                       See notes to financial statements.

                               ACG DYNAMICS, INC.

                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED SEPTEMBER 30, 2004 AND 2003
                              (AS RESTATED, NOTE 8)

                                                                                                  2004             2003
                                                                                                ---------        ---------
Cash flows from operating activities:
   Net income                                                                                   $ 382,013        $ 435,182
                                                                                                ---------        ---------
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                                                10,381
      Provision for bad debts                                                                       5,000
      Changes in operating assets and liabilities:
      (Increase) decrease in assets:
        Accounts receivable                                                                       (69,386)        (143,081)
        Inventory                                                                                  55,419         (181,740)
        Prepaid expenses                                                                           (9,377)
      Increase (decrease) in liabilities:
        Accounts payable                                                                           39,987           84,915
        Accrued expenses                                                                           58,910          (24,291)
        Customer deposits and deferred revenue                                                   (123,932)         167,031
                                                                                                ---------        ---------

          Total adjustments                                                                       (32,998)         (97,166)
                                                                                                ---------        ---------

          Net cash provided by operating activities                                               349,015          338,016
                                                                                                ---------        ---------

Cash flows from investing activities:
   Purchases of property and equipment                                                           (430,302)
   Deposit on building                                                                                             (25,000)
                                                                                                ---------        ---------

          Net cash used in investing activities                                                  (430,302)         (25,000)
                                                                                                ---------        ---------

Cash flows from financing activities:
   Loan costs                                                                                      (5,462)
   Dividends                                                                                     (246,015)
   Payments on borrowings                                                                         (65,893)        (129,333)
   Proceeds from borrowings                                                                       250,000
                                                                                                ---------        ---------

          Net cash used in financing activities                                                   (67,370)        (129,333)
                                                                                                ---------        ---------

Net (decrease) increase in cash                                                                  (148,657)         183,683
Cash, beginning of period                                                                         417,451          233,768
                                                                                                ---------        ---------

Cash, end of period                                                                             $ 268,794        $ 417,451
                                                                                                =========        =========

Supplemental disclosure of cash flow information:
   Cash paid for interest                                                                       $  27,519        $  16,519
                                                                                                =========        =========

Non-cash disclosure of investing and financing activities:
   Equipment purchased under capital lease obligations                                                           $  11,322
                                                                                                                 =========

                       See notes to financial statements.

                               ACG DYNAMICS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                     YEARS ENDED SEPTEMBER 30, 2004 AND 2003


1.    ORGANIZATION AND MANAGEMENT'S PLAN:

      ORGANIZATION:

        ACG Dynamics, Inc. (the "Company") is an S Corporation based in West Haven, Connecticut. The Company was formed in July 2002 to acquire the operating assets of ACG Systems, Inc. The assets were acquired at a bargain price and therefore the entire cost was allocated to accounts receivable and inventory, resulting in no amount remaining to be allocated to long-lived assets at the time of the purchase. The Company provides sales and services to a domestic and international market. The Company is an independent source for armature rebuilding, replacement field coils and replacement parts for most makes of vibration test equipment. In addition, the Company offers complete vibration test systems, which include rebuilt shaker vibration equipment with new solid-state power amplifiers and computer-based controllers. The Company provides complete turnkey systems, which include various instrumentation and fixtures to equip testing labs.

      MANAGEMENT'S PLAN:

        On November 12, 2004 the Company entered into an asset sale agreement with QualMark Corporation ("QualMark"), a Colorado corporation based in Denver, Colorado, to sell substantially all operating assets subject to certain liabilities, of the Company to QualMark in exchange for a combination of cash and common stock of QualMark (Note 8).

2.    SIGNIFICANT ACCOUNTING POLICIES:

      CASH AND CASH EQUIVALENTS:

        Cash on hand and in banks, together with marketable securities having original maturities of three months or less, are classified as cash and cash equivalents by the Company.

      CONCENTRATIONS OF CREDIT RISK:

        Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable and accounts payable. Receivables arising from sales to customers are not collateralized and, as a result, management continually monitors the financial condition of its customers to reduce the risk of loss. Customer account balances with invoices dated over 90 days are considered delinquent. The Company maintains reserves for potential credit losses based upon its loss history and its aging analysis. After all attempts to collect a receivable have failed, the receivable is written off to the allowance. During the fiscal years ended September 30, 2004 and 2003 uncollectible accounts receivable charged to operations were not material and were within management's expectations. The Company is not exposed to a concentration of credit risk as it relates to specific industries, as its customers are not heavily concentrated in any specific industry. The Company was not dependent on any single industry segment for its revenues. Revenues attributed to foreign countries (Europe) totaled approximately 10% and 7%, respectively, of total revenues for the years ended September, 30, 2004 and 2003.

      INVENTORIES:

        Inventory consists of parts for resale and used equipment purchased awaiting remanufacture. Work in process includes parts, labor and factory overhead. Inventories are stated at the lower of cost or market with cost being determined using the first-in, first-out method.

      PROPERTY AND EQUIPMENT:

        Property and equipment are recorded at cost. Depreciation is recorded using the straight-line method over estimated useful lives of four to thirty-nine years. Amortization of equipment under capital leases is provided over the shorter of the asset's estimated useful life or the lease term and is included in depreciation expense. Maintenance and repairs are expensed as incurred and improvements are capitalized. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization are eliminated from the respective accounts and any resulting gain or loss is reflected in operations. The Company rented its premises prior to purchasing it in October 2003. Total rent expense recorded for the year ended September 30, 2003 was approximately $60,000.

        Management assesses the carrying value of long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. At September 30, 2004, management believes that no impairment has occurred.

      FAIR VALUE OF FINANCIAL INSTRUMENTS:

        The carrying values of the Company's cash, accounts receivable, accounts payable and customer deposits approximate fair values based on the short maturities of these instruments. The carrying amount of long-term debt approximates its fair value due to variable rates.

      REVENUE RECOGNITION:

        All revenue is accounted for in accordance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition in Financial Statements. In accordance with SAB No. 104, revenue from sales is recognized when title has passed to the end user and all return contingencies are satisfied. Revenue derived from services performed is recognized as services are provided, as persuasive evidence of an arrangement exists, the price to the customer is fixed and determinable, and collectibility is reasonably assured.

        The Company generally requires customer deposits and progress payments on rebuilding and manufacturing projects that exceed $50,000. The Company records deposits and progress payments as a current liability prior to final shipment and title passing to the customer. As of September 30, 2004 total deposits were approximately $48,000.

      PRODUCT WARRANTIES:

        Estimated warranty costs are recorded at the time the sale is recognized. The provision is based on historical warranty experience. In 2004 and 2003, the Company offered a one-year parts and limited labor warranty on all systems and amplifiers and a limited 90-day warranty on related spare parts. As of September 30, 2004 the accrual for warranties was not significant.

      SHIPPING AND HANDLING FEES AND COSTS:

        The Company records shipping and handling fees billed to customers as revenue and shipping and handling costs incurred as cost of sales.

      USE OF ESTIMATES:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

      INCOME TAXES:

        The Company is an S Corporation under the Internal Revenue Code. As an S Corporation, the Company is not subject to income tax. Instead, each shareholder is taxed individually on his share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

      COMPREHENSIVE INCOME (LOSS):

        Statement of Financial Accounting Standard ("SFAS") No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income and its components, which include, among other items, unrealized gains or losses from marketable securities and foreign currency translation adjustments. The Company did not have any components of comprehensive income (loss) for the periods presented.

      RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS:

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (R) Share Based Payment which addresses the accounting for share-based payment transactions. SFAS No. 123 (R) eliminates the ability to account for share-based compensation transactions using APB No. 25, and generally requires instead that such transactions be accounted and recognized in the statement of income based on their fair value. SFAS No. 123 (R) will be effective for public companies that file as small business issuers as of the first interim or annual reporting period that begins after December 15, 2005. SFAS No. 123(R) offers the Company alternative methods of adopting this standard. Management does not believe that the adoption of SFAS No. 123 (R) will have an impact on the Company's financial position or results of operations as it does not have any share-based compensation transactions.

        In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that a company classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement does not affect the classification or measurement of convertible bonds, puttable stock, or other outstanding shares that are conditionally redeemable. For financial instruments that are mandatorily redeemable on fixed dates for amounts that are either fixed or are determined by reference to an interest rate index, currency index, or another external index, the classification, measurement, and disclosure provisions of this statement are effective for fiscal periods beginning after December 15, 2004. For all other financial instruments that are mandatorily redeemable, the classification, measurement and disclosure provisions of SFAS No. 150 have been deferred indefinitely pending further FASB action. The effective dates disclosed for SFAS No. 150 pertain to non-SEC registrants. Management does not believe that the adoption of SFAS No. 150 will have an impact on the Company's financial position or results of operations.

        In January 2003, the FASB issued SFAS Interpretation No. 46 ("FIN No. 46"), Consolidation of Variable Interest Entities. FIN No. 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, for certain entities which do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties or in which equity investors do not have the characteristics of a controlling financial interest ("variable interest entities"). Variable interest entities will be required to be consolidated by their primary beneficiary. The primary beneficiary of a variable interest entity is determined to be the party that absorbs a majority of the entities' expected losses, receives a majority of its expected returns, or both, as a result of holding variable interests, which are ownership, contractual, or pecuniary interests in an entity. In December 2003, the FASB approved a partial deferral of FIN No. 46 along with various other amendments. The effective date for this interpretation for non-SEC registrants has been extended until the first fiscal period ending after December 15, 2004. The Company is evaluating the provisions of FIN No. 46 and the impact, if any, that the adoption of FIN No. 46 may have on the Company's financial position or results of operations.

3.    INVENTORIES

      Inventories consist of the following at September 30, 2004:

Parts and equipment held for resale          $190,000
Work in process                                55,970
                                             --------

                                             $245,970
                                             ========

4.    PROPERTY AND EQUIPMENT:

      Property and equipment consist of the following at September 30, 2004:

Land                                     $298,300
Building                                  157,817
Equipment                                  10,507
                                         --------
                                          466,624
Less accumulated depreciation              10,381
                                         --------

                                         $456,243
                                         ========

5.    NOTES PAYABLE AND OTHER LONG-TERM OBLIGATIONS:

      At September 30, 2004, notes payable and other long-term obligations consist of the following:

      1. Term Note - the Company entered into a term note in July 2002 for the amount of $250,000 with a commercial bank. The balance as of September 30, 2004 was $164,667. This note matures in July 2005 and is collateralized by substantially all the assets of the Company. The note requires monthly principal payments from August 2003 through July 2005 of $4,667, with a balloon payment of $118,000 due July 2005. Interest is payable monthly and is computed at prime plus 1.75%, which was 6.5% at September 30, 2004. The term note is collateralized with a limited personal guarantee of $50,000 from one of the Company's owners. Under the terms of the agreement, the Company must maintain compliance with certain financial and operating covenants. As of September 30, 2004 the Company was in compliance with these covenants.

      2. Line of Credit - the Company has a $100,000 line of credit with a commercial bank. The line of credit is collateralized by substantially all the assets of the Company. Interest is computed at prime plus 1.5%, which was 6.25% at September 30, 2004. At September 30, 2004 the Company had $100,000 of availability on the line of credit. The line of credit is collateralized with a limited personal guarantee of $50,000 from one of the Company's owners.

      3. Mortgage Payable - the Company entered into a mortgage loan in October 2003 of $250,000 with a commercial bank to purchase the land and building which houses its operations. The balance on September 30, 2004 was $243,436. The mortgage is a 20-year note, which is collateralized by the land and building. Interest is payable monthly at 6.0% per annum. The mortgage loan requires monthly payments of $1,803. The rate is adjusted at the end of each five-year period to an amount equal to 225 basis points in excess of the five-year Bank of Boston federal home loan rate.

      4. Capital Lease Obligations - the Company has entered into two non-cancelable capital leases for office related equipment. The outstanding obligations as of September 30, 2004 totaled $7,991. The obligations are stated at imputed interest rates of 6.0%, are due in December 2006 and August 2008, and are collateralized by the leased equipment. The amounts included in equipment under capital leases have a gross carrying value of $11,322, and accumulated depreciation of approximately $3,600 at September 30, 2004.

      Aggregate maturities of notes payable and other long-term obligations are as follows:

 Year ending
September 30,             Amount
-------------            --------
    2005                 $173,798
    2006                   10,285
    2007                    9,776
    2008                    9,857
    2009                    9,155
    Thereafter            203,223
                         --------

                         $416,094
                         ========

6.    PROFIT SHARING PLAN:

      In October 2003 the Company adopted an employee profit sharing plan under
      Section 401(k) of the Internal Revenue Code (the "Plan") covering personnel who have been employed at least one year. Employees may contribute up to the federal limit of their compensation to the Plan each year. Company contributions allow for matching of 3% of eligible gross wages, not to exceed $6,000. Participants vest in employer contributions immediately. During the year ended September 30, 2004 Company contributions of approximately $19,000 were made to the Plan. The Company did not make any contributions in 2003.

7.    SUBSEQUENT EVENTS:

      On November 12, 2004, the Company and QualMark ACG Corporation (the "Purchaser"), a wholly owned subsidiary of QualMark Corporation ("QualMark") entered into an asset purchase agreement whereby substantially all assets (except cash, land and building and $5,000 of other assets), subject to liabilities (except notes payable and long-term debt of $402,000 which remains obligations of the Company), were sold. The transaction closed on November 15, 2004.

      The Company received cash of $905,000 and restricted securities of QualMark equal to $750,000. The securities were valued at $1.433 per share, the average closing price of QualMark's common stock over the thirty days of trading immediately preceding November 10, 2004, resulting in 523,256 shares being issued.

8.    RESTATEMENTS:

      The accompanying financial statements as of September 30, 2004 and for the years ended September 30, 2004 and 2003 have been restated to reflect adjustments made to the Company's previously issued 2004 and 2003 financial statements. The following table summarizes the impact of the restatement on balances previously reported as of and for the year ended September 30, 2004:

                                   As reported     Adjustments      As restated
                                   -----------     -----------      -----------
Current assets                     $   931,000     $   (50,000)     $   881,000
Total assets                         1,393,000         (50,000)       1,343,000

Current liabilities                    404,000          76,000          480,000
Long-term liabilities                  235,000           7,000          242,000
Total liabilities                      639,000          83,000          722,000

Total shareholders' equity             754,000        (133,000)         621,000

Net revenues                         2,577,000         (12,000)       2,565,000
Gross profit                           795,000         (27,000)         768,000
Income from operations                 394,000           8,000          402,000
Other (expense) income                   7,000         (27,000)         (20,000)
Net income                             402,000         (20,000)         382,000

      The following table summarizes the impact of the restatement on balances previously reported for the year ended September 30, 2003:

                                 As reported     Adjustments      As restated
                                 -----------     -----------      -----------
Net revenues                     $ 2,187,000     $   (67,000)     $ 2,120,000
Gross profit                         890,000         (67,000)         823,000
Income from operations               497,000         (51,000)         446,000
Other (income) expense                 5,000         (16,000)         (11,000)
Net income                           502,000         (67,000)         435,000

      The adjustments to restate the previously issued financial statements primarily consist of the following:

      (a) Adjustments to recognize customer deposits and deferred revenue of approximately $77,000 and $67,000 as of September 30, 2004 and 2003, respectively, that had previously been recorded as revenue.

      (b) An adjustment as of and for the year ended September 30, 2004 to recognize $45,000 of dividends that had previously been recorded as a prepaid expense.

      (c) Adjustments to record interest expense of approximately $27,000 and $16,000 for the years ended September 30, 2004 and 2003, respectively, that had previously been classified as selling, general and administrative expenses.

      (d) An adjustment to record a provision for doubtful accounts receivable of $5,000 as of September 30, 2004 based on the Company's loss history and aging analysis.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

      (b)   PRO-FORMA FINANCIAL INFORMATION

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

On November 12, 2004, QualMark Corporation (the "Company" or "QualMark") signed a definitive agreement to acquire substantially all the operating assets, subject to certain liabilities of ACG Dynamics, Inc. ("ACG"), the effectiveness of which was subject to the completion of certain final closing documents and other customary pre-closing conditions. On November 15, 2004, the Company closed the acquisition of ACG.

The ACG Agreement provided that on November 15, 2004, ACG delivered to Purchaser substantially all of ACG's operating assets used in its business, subject to certain liabilities, in exchange for cash in the total amount of $905,000 and restricted securities of QualMark equal to $750,000, which were transferred on November 15, 2004. The securities have been valued at $1.433 per share, the average closing price of QualMark's common stock over the thirty days of trading immediately preceding November 10, 2004, resulting in 523,256 shares being issued. The President and Vice President of Sales and Service for ACG will stay on and work with QualMark to assist in the continuation and integration of the business.

There were no significant accounting policy differences or other items which required adjustment in the accompanying unaudited pro forma consolidated financial statements.

ACG, a Connecticut Corporation, formed in July 2002, is an electro-dynamic shaker service company supplying the vibration test equipment market.

In order to finance the acquisition of the assets of ACG and to provide for future growth, QualMark entered into a Loan and Security Agreement on November 11, 2004, with Partners for Growth, L.P. (the "Loan Agreement"). Partners for Growth, L.P. ("PFG") is a private investment partnership, located in San Francisco, California, providing custom debt financings for emerging growth technology and life sciences companies. Its largest limited partner is Silicon Valley Bank. There is no material relationship between QualMark or any of its affiliates and any of the parties to this transaction.

The Loan Agreement provided for a term loan in the amount of $1 million disbursed in its entirety on November 15, 2004, and, at QualMark's option, up to an additional $1 million of principal borrowing under the same terms and conditions as the term loan. The Loan Agreement is a five-year, interest only, convertible subordinated debt agreement, subordinate to the claims of Silicon Valley Bank. The loan initially bears interest at a rate of 8% per annum. As long as QualMark remains in compliance with the Loan Agreement, on the first day of the month following each anniversary date, this interest rate will be reduced
2.083 basis points for each penny that the average closing price of QualMark's common stock over the preceding 20 trading day period exceeds $1.66. The conversion provisions of the Loan Agreement permit PFG to convert the initial advance into common stock of QualMark at a price of $1.66 per share (the market price per share at the date of the loan transaction) at any time prior to the maturity date. PFG may also convert any additional advances into common stock of QualMark at a per share price equal to the lesser of $1.66 or 110% of the closing price of the stock over the 10 trading day period prior to PFG's notice of conversion. After three years, if the price of QualMark's stock has been $4.98 or more for 20 consecutive days, QualMark may also exercise an option to convert any amounts outstanding into its common stock. The shares to be issued pursuant to the exercise of an option to convert will have piggyback registration rights.

The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had been consummated on September 30, 2004. The accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2004, and the year ended December 31, 2003, give effect to the acquisition as if it had been consummated on January 1, 2004, and January 1, 2003, respectively. The year end of QualMark is December 31 and the year end of ACG is September 30. Because of the differing year ends, the statement of operations of ACG for the year ended September 30, 2003 is consolidated with QualMark's statement of operations for the year ended December 31, 2003 for purposes of presenting the unaudited pro forma condensed pro forma consolidated statements of operations for the year ended December 31, 2003.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of ACG (included herein) as well as those of the Company. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the financial position or results of operations that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements. The actual allocation of the purchase price and the resulting effect on income
(loss) from operations are not expected to differ significantly from the pro forma amounts included herein. The pro forma adjustments represent the Company's preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that the Company believes to be reasonable. Consequently, the amounts reflected in the unaudited pro forma consolidated financial statements are subject to change, and the final amounts are not expected to differ substantially.

                              QUALMARK CORPORATION
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                               HISTORICAL
                                                        ----------------------------
                                                         QUALMARK          ACG          PRO FORMA
                                                        CORPORATION   DYNAMICS, INC.   ADJUSTMENTS        PRO FORMA
                                                        -----------   --------------   -----------        ---------
ASSETS
Current assets:
                                                                                       $      (269)   A
                                                                                             1,000   A/B
  Cash and cash equivalents                             $       578   $          269          (905)   A   $     673
  Trade accounts receivable, net                              2,291              357                          2,648
  Inventories, net                                              593              246                            839
  Other current assets                                           82                9                             91
                                                        -----------   --------------   -----------        ---------
    Total current assets                                      3,544              881          (174)           4,251

                                                                                              (456)   A
  Property and equipment, net                                   652              456            34    A         686
  Restricted cash                                                90                                              90
                                                                                                (5)   A
  Intangible and other assets                                   103                5           226    A         329
  Goodwill                                                                                   1,111    A       1,111
                                                        -----------   --------------   -----------        ---------
Total assets                                            $     4,389   $        1,342   $       736        $   6,467
                                                        ===========   ==============   ===========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                      $       872   $          160                      $   1,032
  Accrued expenses                                              902              145   $        15    A       1,062
  Current portion of long-term debt                             680              174          (172)   A         682
                                                        -----------   --------------   -----------        ---------
    Total current liabilities                                 2,454              479          (157)           2,776

                                                                                              (236)   A
  Long-term debt, net of current portion                                         242         1,000   A/B      1,006
                                                        -----------   --------------   -----------        ---------
    Total liabilities                                         2,454              721           607            3,782
                                                        -----------   --------------   -----------        ---------

Commitments and contingencies

Convertible redeemable preferred stock                        2,194                                           2,194

Shareholders' equity (deficit):
                                                                                               (50)    A
  Common stock                                                7,122               50           750     A      7,872
  Retained earnings (deficit)                                (7,381)             571          (571)    A     (7,381)
                                                        -----------   --------------   -----------        ---------
Total shareholders' equity (deficit)                           (259)             621           129              491
                                                        -----------   --------------   -----------        ---------
Total liabilities and shareholders' equity (deficit)    $     4,389   $        1,342   $       736        $   6,467
                                                        ===========   ==============   ===========        =========

                              QUALMARK CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       NINE MONTHS ENDED SEPTEMBER 30, 2004
                                 (IN THOUSANDS)

                                                                   HISTORICAL
                                                          ----------------------------
                                                           QUALMARK          ACG         PRO FORMA
                                                          CORPORATION   DYNAMICS, INC.   ADJUSTMENTS        PRO FORMA
                                                          -----------   --------------   -----------        ---------
Net revenue                                               $     8,777   $        1,785                       $  10,562
Cost of sales                                                   4,609            1,284                           5,893
                                                          -----------   --------------   -----------         ---------
    Gross profit                                                4,168              501                           4,669

                                                                                         $        51   C
Selling, general and administrative expenses                    2,476              260            48   D         2,835
Research and development expenses                                 542                                              542
Arbitration and associated legal expenses                         264                                              264
                                                          -----------   --------------   -----------         ---------
   Income from operations                                         886              241           (99)            1,028

                                                                                                 (60)  B
Other expense                                                     (69)             (20)           11   D          (138)
                                                          -----------   --------------   -----------         ---------
Income before income taxes                                        817              221          (148)              890

Provision for income taxes                                         (9)                            (1)  E           (10)
                                                          -----------   --------------   -----------         ---------

Net income                                                $       808   $          221   $      (149)        $     880
                                                          ===========   ==============   ===========         =========

Net income per share - basic                              $      0.13                                        $    0.14
                                                          ===========                                        =========

Net income per share - diluted                            $      0.09                                        $    0.09
                                                          ===========                                        =========

Weighted average number of common shares - basic                3,610                            523   F1        4,133
                                                          ===========                    ===========         =========

                                                                                                 523   F1
Weighted average number of common shares - diluted              7,199                            603   F2        8,325
                                                          ===========                    ===========         =========

                              QUALMARK CORPORATION
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                                                    HISTORICAL
                                                          -----------------------------
                                                           QUALMARK           ACG         PRO FORMA
                                                          CORPORATION    DYNAMICS, INC.  ADJUSTMENTS        PRO FORMA
                                                          -----------    --------------  -----------        ---------
Net revenue                                               $     7,895    $        2,119                     $  10,014
Cost of sales                                                   4,748             1,296                         6,044
                                                          -----------    --------------  -----------        ---------
    Gross profit                                                3,147               823                         3,970

                                                                                         $        67   C
Selling, general and administrative expenses                    2,403               377           12   D        2,859
Research and development expenses                                 679                                             679
Arbitration and associated legal expenses                         630                                             630
                                                          -----------    --------------  -----------        ---------
   Income (loss) from operations                                 (565)              446          (79)            (198)

Other expense                                                    (126)              (11)         (80)  B         (217)
                                                          -----------    --------------  -----------        ---------
Income (loss) before income taxes                                (691)              435         (159)            (415)

Provision for income taxes
                                                          -----------    --------------  -----------        ---------

Net income (loss)                                         $      (691)   $          435  $      (159)       $    (415)
                                                          ===========    ==============  ===========        =========

Net loss per share - basic                                $     (0.31)                                      $   (0.20)
                                                          ===========                                       =========

Net loss per share - diluted                              $     (0.31)                                      $   (0.20)
                                                          ===========                                       =========

Weighted average number of common shares - basic                3,610                            523   F1       4,133
                                                          ===========                    ===========        =========

Weighted average number of common shares - diluted              3,610                            523   F1       4,133
                                                          ===========                    ===========        =========

                              QUALMARK CORPORATION

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
            BALANCE SHEET AND STATEMENTS OF OPERATIONS (IN THOUSANDS)

            BALANCE SHEET AS OF SEPTEMBER 30, 2004, AND STATEMENTS OF
        OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004, AND THE
                          YEAR ENDED DECEMBER 31, 2003

(A) This entry is recorded to reflect the November 15, 2004 acquisition of substantially all of the operating assets, subject to certain operating liabilities, of ACG as if the acquisition occurred on September 30, 2004. The total acquisition price was $1,670,000 consisting of cash of $905,000, restricted common stock of QualMark equal to $750,000, and transaction costs of $15,000. The Company did not acquire ACG's cash of $269,000, land and building of $456,000 or its other assets of $5,000, and did not assume ACG's notes payable and long-term debt of $408,000 except for capital lease obligations. The Company obtained the necessary cash through the $1,000,000 Loan Agreement. The securities have been valued at $1.433 per share, the average closing price of QualMark's common stock over the thirty days of trading immediately preceding November 10, 2004, resulting in 523,256 shares being issued.

      Following is a summary of the assets acquired, liabilities assumed, and a preliminary allocation of the acquisition cost:

Assets acquired:

  Trade accounts receivable     $   357
  Inventories                       246
  Other current assets                9
  Property & equipment               34
  Identifiable intangibles:
    Customer list                   152
    Non-compete agreement            74
  Goodwill                        1,111

Liabilities assumed:

  Accounts payable                 (160)
  Accrued expenses                 (145)
  Capital lease obligations          (8)
                                -------

Total acquisition cost          $ 1,670
                                =======

(B) This entry is recorded to reflect interest expense under the Loan Agreement, which provides for a five-year, 8% per annum interest only, convertible term loan in the amount of $1 million which was disbursed in its entirety on November 15, 2004, to fund the cash portion of the acquisition.

                                Nine months     Year
                                -----------     ----
Interest expense                $        60     $ 80

(C) This entry is recorded to recognize amortization expense on the identifiable intangible assets. Amortization expense is calculated based on a straight-line method of amortization for each asset, as follows:

Asset                              Term      Nine months    Year
-----                             -------    -----------    ----
Customer list                     5 years    $        23    $ 30
Non-compete agreements            2 years             28      37
                                             -----------    ----

                                             $        51    $ 67
                                             ===========    ====

(D) This entry is recorded to reflect the adjustment for rent and depreciation expense for the building as well as interest expense on the mortgage note payable. ACG purchased the building in October of 2003. Prior to the purchase, ACG rented the building for $5,000 per month. Per the purchase agreement, the Company did not acquire the building. The Company will rent the building from ACG subsequent to the acquisition for $6,000 per month. Therefore, for the nine months ended September 30, 2004, depreciation expense has been removed and rent expense has been added to the pro forma statement of operations. For the twelve months ended December 31, 2003, rent expense has been increased from $5,000 per month to $6,000 per month in the pro forma statement of operations.

Expense                          Nine months           Year
-------                          -----------           ----
Building, depreciation           ($       6)
Building, rent                           54            $ 12
                                 ----------            ----

                                  $      48            $ 12
                                 ==========            ====

Interest                          $      11
                                 ==========

(E)   This entry is to record a provision for estimated Alternative Minimum Tax
      (AMT). The pro forma consolidated statement of operations anticipates net operating profits for the nine months ended September 30, 2004. Thus, a $1,000 provision was made for AMT tax on ACG's net income for the nine months ended September 30, 2004. The Company expects to utilize its net operating loss carryforwards to offset any ordinary taxable income for the period. The pro forma consolidated statement of operations for the year ended December 31, 2003 anticipates operating losses. Thus, no provision was made for AMT for the period.

(F1) This entry is recorded to reflect the pro forma weighted average number of common shares outstanding to include 523,226 shares issued upon the acquisition of ACG assets.

(F2) Under the $1,000,000 loan agreement, the debt holder may convert the $1,000,000 to common stock at $1.66 per share. For the year ended December 31, 2003, the conversion feature is anti-dilutive and therefore not considered in the pro forma dilutive per share calculation. For the nine months ended September 30, 2004, this conversion feature is dilutive and under the "if converted" method would result in an increase to dilutive shares of 603,000 and the $60,000 of pro forma interest charges related to this have been added back.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              QUALMARK CORPORATION

Date: January 26, 2005

                                               By: /s/ Anthony A. Scalese
                                               ----------------------------

                                                   Chief Financial Officer &
                                                   Principal Accounting Officer